UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011 (May 10, 2010)

Lightwave Logic, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Continental Drive, Suite 110, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (302) 356-2717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers

On May 10, 2011, Frederick Goetz resigned as a member of the registrant’s board of directors. A copy of his resignation letter is attached hereto as Exhibit 99.1.

On May 10, 2011, the registrant’s board of directors appointed Dr. Joseph A. Miller as a member of the registrant’s board of directors to fill the vacancy created by Frederick Goetz’s resignation. Dr. Miller accepted his nomination to the registrant’s board of directors on May 10, 2011. Dr. Miller’s term as a member of the board of directors will continue until the next annual stockholder’s meeting or until his successor is duly appointed.

There are no arrangements or understandings between Dr. Miller and any other persons pursuant to which he was appointed as a member of the registrant’s board of directors. The board of directors has no specific committees of the board of directors at this time.

In exchange for serving on the registrant’s board of directors, pursuant to a written agreement dated May 10, 2010, Dr. Miller received an option to purchase up to two hundred thousand (200,000) thousand shares of restricted common stock of the registrant at the strike price of $1.12 per share.  The options vest as follows: (i) fifty thousand (50,000) options vest immediately; and (ii) the remaining options vest in three (3) equal annual installments of fifty thousand (50,000) options per year commencing on the 1st day of each one year anniversary of execution of his agreement.  All of the options expire on May 9, 2016.

Dr. Miller currently holds the position of executive vice president and chief technology officer of Corning Incorporated (GLW). Dr. Miller joined Corning in 2001 as senior vice president and chief technology officer. He was elected to his current position in 2002. Prior to joining Corning, Dr. Miller was with E.I. DuPont de Nemours, Inc., where he served as chief technology officer and senior vice president for research and development since 1994. He began his career with DuPont in 1966. Dr. Miller is also a director of Greatbatch, Inc. and Dow Corning Corporation. Dr. Miller holds a doctorate degree in Chemistry from Penn State University.

The registrant has not entered into any transactions with Dr. Miller that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 7.01

Regulation FD Disclosure

On May 10, 2011, the registrant issued a press release reporting the appointment of Dr. Joseph A. Miller as a member of the registrant’s board of directors to fill the vacancy created by Frederick Goetz who resigned from the registrant’s board of directors. The full text of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

10.1

Director Agreement

99.1

Resignation Letter – Frederick Goetz

99.2

Press release dated May 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By: /s/ James S. Marcelli

   ----------------------------------

   James S. Marcelli

Dated May 12, 2011